Exhibit 99.1

Restoration Hardware, Inc. Reports Second Quarter 2003 Results

Sales up 13%, net results improved 27%

CORTE MADERA, Calif. (August 21, 2003)  — Restoration Hardware, Inc. (Nasdaq: RSTO) today reported net sales for the second quarter, ended August 2, 2003, of $96.0 million, a 13% increase versus net sales of $85.0 million for the same period a year ago. Comparable store sales for the second quarter increased 9.9%, versus an 8.9% increase last year.  Direct-to-customer sales, which include catalog and Internet, increased 46% to $14.1 million, versus a 40% increase in last year’s second quarter.

The Company’s operating loss for the second quarter was $4.0 million, versus an operating loss of $5.2 million last year.  The Company’s second quarter net loss attributable to stockholders was reduced by $1.0 million or 27%, to $2.8 million ($0.09 per share) from $3.8 million ($0.13 per share) last year. The Company ended the second quarter with merchandise inventories of $92.3 million, versus $89.2 million at the end of the second quarter last year, an increase of 3% versus the Company’s sales increase of 13% for the same period. During the quarter, the Company closed three under-performing stores.

For the six months ended August 2, 2003, net sales were $177.7 million, a 15% increase versus net sales of $154.4 million for the same period a year ago.  Comparable store sales for the six month period increased 10.8%, versus a 4.8% increase last year.  Direct-to-customer sales increased 57% to $25.4 million, versus a 23% increase in the same period a year ago.

The Company’s operating loss for the first six months was $12.1 million, an improvement of $9.7 million or 44% versus an operating loss of  $21.8 million in the first six months last year.  The Company’s net loss attributable to stockholders for the six months was reduced by $3.3 million or 29%, to $8.0 million ($0.27 per share) from $11.3 million ($0.38 per share) for the same period a year ago.  The Company’s prior year first six months results included $4.0 million of additional income tax benefits, as a consequence of the economic stimulus bill enacted March 9, 2002.

Gary Friedman, the Company’s President and CEO stated,  “We are pleased to report another quarter of improved results, reflecting solid gains in sales performance in all channels, as well as our continued focus on expense management.  Our comparable store sales increased 9.9% versus an 8.9% increase in last year’s second quarter, representing a 20% gain in store sales productivity over the two year period.  This, combined with a 46% increase in our direct business, on top of a 40% increase a year ago, clearly demonstrates that our customers have embraced our new merchandising strategy.”

Mr. Friedman continued, “We are excited about our business prospects for the remainder of the year, as we enter the second phase of our repositioning.  We recently launched our proprietary bath faucet and fittings collections, and introduced a new upholstered furniture strategy entitled ‘Our Sofa. Your Style.’, offering customers an expanded range of coordinated fabric choices.  In addition, we plan to open three new prototype stores, designed to showcase our existing and new core businesses with greater clarity and authority. The new stores will open this fall in Corte Madera, CA, Richmond, VA, and Cleveland, OH.”

Looking forward, the Company expects third quarter comparable store sales to increase in the mid single digits, and is comfortable with the current consensus estimate of a loss of $0.06 per share for the quarter versus a loss of $0.08 per share last year.  For the year, the Company is maintaining its previous guidance for operating margins in the range of 1% to 2% of sales.

As of August 2, 2003 the Company operated 102 retail stores in 31 states, the District of Columbia and Canada.

Conference Call:

The Company’s second quarter earnings conference call is scheduled for Thursday, August 21, 2003 at 2:00 p.m. (Pacific Daylight Time).  The dial-in number is 1 (800) 362-0571.  A live webcast of the call is available at http://www.firstcallevents.com/service/ajwz387184375gf12.html.   A webcast replay of the call will be available at www.restorationhardware.com under “Company Info - Investor Relations” until August 21, 2004.

About Restoration Hardware, Inc.

Restoration Hardware, Inc. is a specialty retailer of home furnishings, functional and decorative hardware and related merchandise that reflects the Company’s classic and authentic American point of view.  Restoration Hardware, Inc. sells its merchandise offering through its retail stores, catalog (800 762-1005) and on-line at www.restorationhardware.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release contains forward-looking statements that involve known and unknown risks.  Such forward-looking statements include, without limitation, statements concerning or relating to implications of the Company’s financial results for the second quarter ended August 2, 2003, statements regarding implications of the Company’s merchandising strategy, statements in connection with the Company’s business prospects for the year, statements regarding the Company’s repositioning, statements relating to plans to open new prototype stores and the nature of such stores, statements reflective of financial guidance for the Company for the third quarter of fiscal 2003 and for the entire fiscal year of 2003, and other statements containing words such as “believes,” “anticipates,” “estimates,” “plans,” “forecasts,” “expects,” “may,” “intends” and words of similar import or statements of management’s opinion.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, including financial results, market performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Important factors that could cause such differences include, but are not limited to, finalization of financial results for the second quarter ended August 2, 2003, customer reactions to the Company’s current programs and strategies, timely introduction and customer acceptance of the Company’s merchandise, timely and effective sourcing of the Company’s merchandise from its foreign and domestic vendors and delivery of merchandise through its supply chain to its stores and customers, effective inventory and catalog management, changes in investor perceptions of the Company, fluctuations in comparable store sales, limitations resulting from restrictive covenants in the Company’s credit facility, changes in economic or business conditions in general, changes in product supply, changes in the competitive environment in which the Company operates, changes in the Company’s management information needs, changes in customer needs and expectations, governmental actions and other factors detailed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 10-K, 10-Q and 8-K, including, but not limited to, those described in the Company’s Form 10-Q for the fiscal quarter ended May 3, 2003, in Part I, Item 2 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) under the captions “Liquidity and Capital Resources,” “Critical Accounting Policies,” and “Factors that May Affect our Future Operating Results” and in Part I, Item 4 thereof (“Controls and Procedures”).  Guidance offered by the Company represents a point-in-time estimate made by management of the Company.  The Company undertakes no obligation to update any guidance or any other forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Contact:

Restoration Hardware, Inc.

Kevin W. Shahan

Vice President and Chief Financial Officer

(415) 924-1005

(415) 945-4679 Fax

RESTORATION HARDWARE, INC.

STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)

(in thousands except per share and store data)

	13 weeks ended		13 weeks ended
	8/2/03	% of sales	8/3/02	% of sales

Net sales	$95,973	100.0%	$85,019	100.0%
Cost of sales and occupancy	71,160	74.1%	62,716	73.8%
Gross profit	24,813	25.9%	22,303	26.2%

Selling, general and administrative	28,862	30.1%	27,504	32.4%
Loss from operations	(4,049)	-4.2%	(5,201)	-6.1%

Interest expense, net	(593)	-0.6%	(771)	-0.9%
Loss before income taxes	(4,642)	-4.8%	(5,972)	-7.0%

Income tax benefit	1,857	1.9%	2,154	2.5%

Net loss	(2,785)	-2.9%	(3,818)	-4.5%

Preferred shareholder return:
Dividends	—	0.0%	—	0.0%
Beneficial conversion charges	—	0.0%	—	0.0%

Loss attributable to common stockholders	$(2,785)	-2.9%	$(3,818)	-4.5%

Stores open at end of period	102		105

Total selling square footage	668,463		688,634

Loss per share, basic and diluted	$(0.09)		$(0.13)

Weighted average shares	30,083		29,807

	26 weeks ended		26 weeks ended
	8/2/03	% of sales	8/3/02	% of sales

Net sales	$177,739	100.0%	$154,396	100.0%
Cost of sales and occupancy	132,985	74.8%	121,205	78.5%
Gross profit	44,754	25.2%	33,191	21.5%

Selling, general and administrative	56,891	32.0%	54,962	35.6%
Loss from operations	(12,137)	-6.8%	(21,771)	-14.1%

Interest expense, net	(1,155)	-0.6%	(1,542)	-1.0%
Loss before income taxes	(13,292)	-7.5%	(23,313)	-15.1%

Income tax benefit	5,317	3.0%	12,402	8.0%

Net loss	(7,975)	-4.5%	(10,911)	-7.1%

Preferred shareholder return:
Dividends	—	0.0%	(358)	-0.2%
Beneficial conversion charges	—	0.0%	—	—

Loss attributable to common stockholders	$(7,975)	-4.5%	$(11,269)	-7.3%

Stores open at end of period	102		105

Total selling square footage	668,463		688,634

Loss per share, basic and diluted	$(0.27)		$(0.38)

Weighted average shares	30,068		29,526

RESTORATION HARDWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	8/2/03	8/3/02

Current assets
Cash and cash equivalents	$2,214	$1,540
Accounts receivable	4,079	3,324
Merchandise inventories	92,289	89,234
Prepaid expense and other current assets	10,692	13,394
Total current assets	109,274	107,492

Property and equipment, net	83,587	96,306
Goodwill	4,560	4,560
Other long term assets	27,304	21,240

Total assets	$224,725	$229,598

Current liabilities
Accounts payable and accrued expenses	$31,923	$41,698
Deferred revenue	4,828	3,779
Revolving line of credit, net of debt issuance costs	0	23,159
Other current liabilities	8,925	9,277
Total current liabilities	45,676	77,913

Long term line of credit, net of debt issuance costs	25,909	0
Deferred lease incentives	36,190	41,161
Deferred rent	14,414	13,500
Other long term obligations	140	80
Total liabilities	122,329	132,654

Series A redeemable convertible preferred stock	13,328	13,529

Common stock	152,376	149,417
Stockholder loan	—	(2,050)
Unearned compensation	(409)	(904)
Accumulated other comprehensive income (loss)	431	(115)
Accumulated deficit	(63,330)	(62,933)
Total stockholders’ equity	89,068	83,415

Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$224,725	$229,598